Exhibit 99.1
EARNINGS RELEASE
FOR IMMEDIATE RELEASE
Contact:	William J. Wagner, President and Chief Executive Officer (814) 726-2140 William W. Harvey, Jr., Executive Vice President and Chief Financial Officer (814) 726-2140
Northwest Bancorp, Inc. Announces Quarterly Earnings and Dividend Declaration
Warren, Pennsylvania — January 26, 2009
Northwest Bancorp, Inc. (NasdaqGS: NWSB) announced net income for the quarter ended December 31, 2008 of $11.3 million, or $0.23 per diluted share. This represents a decrease of $4.6 million, or 29.1%, over the same quarter last year when net income was $15.9 million, or $0.33 per diluted share. The annualized returns on average shareholders’ equity and average assets for the current quarter were 7.27% and 0.65% compared to 10.54% and 0.95% for the same quarter last year.
Earnings in both periods were significantly impacted by the following items the Company considers to be non-core: gains on the sale of investment securities, non-cash market value losses on investment securities, non-cash market value losses on its mortgage servicing asset and the amount the loan loss provision exceeds net loan charge-offs. After adjusting for these non-core items, earnings for the quarter ended December 31, 2008 were $17.9 million, or $0.37 per diluted share, compared to $14.5 million, or $0.30 per diluted share, for the quarter ended December 31, 2007.
Net income for the year ended December 31, 2008 of $48.2 million, or $0.99 per diluted share, represents a decrease of $926,000, or 1.9% compared to net income of $49.1 million, or $0.99 per diluted share, for the year ended December 31, 2007. The annualized returns on average shareholders’ equity and average assets were 7.75% and 0.70%, respectively, for the current year compared to 8.18% and 0.73%, respectively, for the prior year. Adjusting earnings for previously discussed non-core items, net income was $62.9 million, or $1.29 per diluted share, in 2008 compared to $52.7 million, or $1.07 per diluted share, in 2007.
In making this announcement, William J. Wagner, President and CEO, noted, “We are pleased to report that our core earnings remain strong despite the challenges the banking industry is facing. Our net interest margin continued to increase in the most recent quarter in response to our continued efforts in managing our balance sheet. We are disappointed that current market conditions and the requirements for market value accounting have created non-cash reductions in the carrying values of several of our assets. However, since we have both the intent and the ability to continue to hold these assets until maturity, the losses in their current market values may eventually be recovered.”

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.22 per share payable on February 19, 2009 to shareholders of record as of February 5, 2009.
Net interest income increased by $11.7 million, or 24.4%, for the quarter ended December 31, 2008 compared to the same quarter last year and increased by $2.0 million, or 3.4%, compared to the quarter ended September 30, 2008. Net interest margin for the quarter ended December 31, 2008 was 3.83% compared to 3.21% for the quarter ended December 31, 2007 and 3.70% for the quarter ended September 30, 2008. The increases in net interest income and net interest margin resulted primarily from a substantial decrease in the cost of deposits, which was partially offset by a decrease in the yield on loans.
The provision for loan losses increased by $7.7 million to $10.2 million for the quarter ended December 31, 2008 compared to $2.5 million for the same quarter last year. This increase is primarily attributable to one large commercial real estate loan in Florida and a decline in the general economic factors used in the formulation of the reserve for loan losses. Loans 90 days or more past due have increased $14.2 million, or 16.7%, to $99.2 million at December 31, 2008 from $85.0 million at September 30, 2008. Net loans charged-off were $3.2 million for the quarter ended December 31, 2008 and were $888,000 higher than those for the quarter ended September 30, 2008 and $800,000 higher than the same period a year ago.
Mr. Wagner also noted “The continued weakness in certain sectors of the economy continue to negatively impact loan delinquency. We continue to closely monitor our loan portfolio and manage troubled credits in an effort to minimize our losses. As a result, our actual losses have remained relatively low. Net charge-offs for 2008 were only $9.7 million or 0.19% of average loans.”
Noninterest expense increased by $4.9 million, or 12.6%, to $43.5 million for the quarter ended December 31, 2008 from $38.6 million for the quarter ended December 31, 2007. Compensation and employee benefits increased by $2.0 million, or 9.3%, and processing expenses increased by $944,000, or 24.1%, as a result of the Company’s continued expansion of fee generating products and services. Advertising increased by $1.4 million, or 256.6%, as a result of the Company’s ongoing efforts to promote its customer loyalty and rewards program. FDIC insurance expense increased by $853,000 over the previous year as the Company utilized credits in the previous year to offset assessments. Comparing the current quarter to the three-months ended September 30, 2008, noninterest expense increased $735,000, or 1.7%.
Founded in 1896 and headquartered in Warren, Pennsylvania, Northwest Bancorp, Inc., through its subsidiary Northwest Savings Bank, currently operates 167 community-banking locations in Pennsylvania, New York, Ohio, Maryland and Florida. Northwest Savings Bank is a full-service financial institution offering a complete line of retail and business banking products as well as investment management and trust services. The Company also operates 49 consumer finance offices in Pennsylvania through its subsidiary, Northwest Consumer Discount Company.
Northwest Bancorp, Inc.’s stock is listed on the NASDAQ Global Select Market. Additional information regarding Northwest Bancorp, Inc. can be accessed on-line at www.northwestsavingsbank.com.
# # #
     Forward-Looking Statements — This press release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancorp, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans. Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancorp, Inc. and Subsidiaries
Consolidated Statements of Financial Condition
(Dollars in thousands, except per share amounts)

	December 31,	December 31,
	2008	2007
Assets
Cash and cash equivalents	$55,815	75,905
Interest-earning deposits in other financial institutions	16,795	153,160
Federal funds sold and other short-term investments	7,312	1,551
Marketable securities available-for-sale (amortized cost of $1,144,435 and $1,125,426)	1,139,170	1,133,367

Total cash, interest-earning deposits and marketable securities	1,219,092	1,363,983

Loans held for sale	18,738	28,412
Mortgage loans — one- to four- family	2,447,506	2,386,506
Home equity loans	1,013,876	973,161
Consumer loans	289,602	272,867
Commercial real estate loans	1,071,182	845,397
Commercial business loans	355,917	331,063

Total loans receivable	5,196,821	4,837,406
Allowance for loan losses	(54,929)	(41,784)

Loans receivable, net	5,141,892	4,795,622

Federal Home Loan Bank stock, at cost	63,143	31,304
Accrued interest receivable	27,252	27,084
Real estate owned, net	16,844	8,667
Premises and Equipment, net	115,842	110,894
Bank owned life insurance	123,479	118,682
Goodwill	171,363	171,614
Mortgage servicing rights	6,280	8,955
Other intangible assets	7,395	11,782
Other assets	37,659	14,929

Total assets	$6,930,241	6,663,516

Liabilities and Shareholders’ equity
Liabilities:
Noninterest-bearing demand deposits	$394,011	361,102
Interest-bearing demand deposits	706,120	717,991
Savings deposits	1,480,620	1,426,545
Time deposits	2,457,460	3,036,696

Total deposits	5,038,211	5,542,334

Borrowed funds	1,067,945	339,115
Advances by borrowers for taxes and insurance	26,190	24,159
Accrued interest payable	5,194	4,356
Other liabilities	70,663	32,354
Junior subordinated debentures	108,254	108,320

Total liabilities	6,316,457	6,050,638

Shareholders’ equity:
Preferred stock, $0.10 par value: 50,000,000 shares authorized, no shares issued	—	—
Common stock, $0.10 par value: 500,000,000 shares authorized, 51,244,974 and 51,191,109 issued, respectively	5,124	5,119
Paid-in-capital	218,332	214,606
Retained earnings	490,326	458,425
Accumulated other comprehensive (loss)/ income	(30,575)	816
Treasury stock of 2,742,800 and 2,610,800 shares, respectively, at cost	(69,423)	(66,088)

Total shareholders’ equity	613,784	612,878

Total liabilities and shareholders’ equity	$6,930,241	6,663,516

Equity to assets	8.86%	9.20%
Book value per share	$12.65	$12.62
Closing market price per share	$21.38	$26.57
Full time equivalent employees	1,860	1,805
Number of banking offices	167	166

Northwest Bancorp, Inc. and Subsidiaries
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)

	Three months ended		Year ended
	December 31,		December 31,
	2008	2007	2008	2007
Interest income:
Loans receivable	$83,161	82,731	327,128	315,570
Mortgage-backed securities	8,830	6,993	34,694	29,385
Taxable investment securities	2,102	6,523	11,828	30,583
Tax-free investment securities	3,032	3,078	12,253	12,626
Interest-earning deposits	42	729	2,756	7,867

Total interest income	97,167	100,054	388,659	396,031

Interest expense:
Deposits	27,259	46,370	137,061	186,540
Borrowed funds	10,405	5,862	32,232	24,475

Total interest expense	37,664	52,232	169,293	211,015

Net interest income	59,503	47,822	219,366	185,016
Provision for loan losses	10,212	2,522	22,851	8,743

Net interest income after provision for loan losses	49,291	45,300	196,515	176,273

Noninterest income:
Service charges and fees	8,337	7,978	32,432	27,754
Trust and other financial services income	1,491	1,705	6,718	6,223
Insurance commission income	619	712	2,376	2,705
Gain on sale of loans, net	—	94	—	728
Gain/ (loss) on sale of real estate owned, net	11	(91)	(428)	(83)
Gain on sale of investments, net	2,199	4,958	6,037	4,598
Other-than-temporary impairment of investments	(3,653)	(1,900)	(16,004)	(8,052)
Income from bank owned life insurance	1,213	1,160	4,797	4,460
Mortgage banking income	12	644	665	1,578
Non-cash impairment of MSRs	(2,330)	(90)	(2,165)	65
Other operating income	1,366	750	4,324	3,046

Total noninterest income	9,265	15,920	38,752	43,022

Noninterest expense:
Compensation and employee benefits	23,408	21,421	91,129	84,217
Premises and occupancy costs	5,400	5,276	21,924	21,375
Office operations	3,185	3,167	13,237	12,788
Processing expenses	4,861	3,917	18,652	15,019
Advertising	1,915	537	5,500	3,742
Federal deposit insurance premiums	1,020	167	3,884	663
Professional services	668	743	2,582	2,778
Amortization of intangible assets	848	1,306	4,387	4,499
Loss on early extinguishment of debt	—	—	705	—
Other expense	2,169	2,074	8,128	7,661

Total noninterest expense	43,474	38,608	170,128	152,742

Income before income taxes	15,082	22,612	65,139	66,553
Income taxes	3,798	6,698	16,968	17,456

Net income	$11,284	15,914	48,171	49,097

Basic earnings per share	$0.23	$0.33	$1.00	$1.00

Diluted earnings per share	$0.23	$0.33	$0.99	$0.99

Annualized return on average equity	7.27%	10.54%	7.75%	8.18%
Annualized return on average assets	0.65%	0.95%	0.70%	0.73%

Basic common shares outstanding	48,388,260	48,486,394	48,362,510	49,040,617
Diluted common shares outstanding	48,598,473	48,830,692	48,598,424	49,354,161

Northwest Bancorp, Inc. and Subsidiaries
Supplementary data
(Dollars in thousands)

	Three months		Year
	ended December 31,		ended December 31,
	2008	2007	2008	2007
Allowance for loan losses
Beginning balance	$47,924	41,669	41,784	37,655
Provision	10,212	2,522	22,851	8,743
Charge-offs	(3,496)	(2,765)	(11,610)	(8,190)
Recoveries	289	358	1,904	1,457
Acquisitions	—	—	—	2,119

Ending balance	$54,929	41,784	54,929	41,784

Net charge-offs to average loans, annualized	0.25%	0.20%	0.19%	0.14%

	December 31,		December 31,
	2008	2007	2006	2005
Nonperforming loans	$99,203	49,610	40,525	43,016
Real estate owned, net	16,844	8,667	6,653	4,872

Nonperforming assets	$116,047	58,277	47,178	47,888

Nonperforming loans to total loans	1.91%	1.03%	0.91%	0.92%

Nonperforming assets to total assets	1.67%	0.87%	0.72%	0.74%

Allowance for loan losses to total loans	1.06%	0.86%	0.85%	0.72%

Allowance for loan losses to nonperforming loans	55.37%	84.22%	92.92%	77.70%
Reconciliation of the GAAP financial measures to non-GAAP measures:

	Three months		Year
	ended December 31,		ended December 31,
	2008	2007	2008	2007
GAAP net income	$11,284	15,914	48,171	49,097
Excluding (after-tax):
(Gain) on Visa initial public offering	(46)	—	(455)	—
(Gain) on sale of investment securities	(1,341)	(3,024)	(3,683)	(2,805)
Impairment write-down on investment securities	2,228	1,159	9,762	4,912
Visa litigation reserve	46	305	46	305
Prepayment penalty on FHLB borrowings	—	—	430	—
Excess provision over net charge-offs	4,273	70	8,018	1,226
Valuation allowance on MSRs	1,421	55	1,321	(40)
Reversal of tax reserves	—	—	(706)	—

Non-GAAP net income	$17,865	14,479	62,904	52,695

Non-GAAP diluted EPS	$0.37	$0.30	$1.29	$1.07
Non-GAAP annualized return on average equity	11.50%	9.59%	10.13%	8.78%
Non-GAAP annualized return on average assets	1.03%	0.87%	0.92%	0.79%

Northwest Bancorp, Inc. and Subsidiaries
Supplementary data
(Dollars in thousands)
Loans past due schedule
(Number of loans and dollar amount of loans)

	December 31,
	2008		*	2007		*	2006		*
Loans past due 30 days to 59 days:
One- to four- family residential loans	392	$32,988	1.3%	361	$27,270	1.1%	352	$24,078	1.0%
Consumer loans	1,157	11,295	0.9%	1,331	10,550	0.8%	950	9,096	0.8%
Multifamily and commercial RE loans	99	18,901	1.8%	88	11,331	1.3%	68	7,975	1.1%
Commercial business loans	86	7,700	2.2%	70	9,947	3.0%	60	4,325	2.0%

Total loans past due 30 days to 59 days	1,734	$70,884	1.4%	1,850	$59,098	1.2%	1,430	$45,474	1.0%

Loans past due 60 days to 89 days:
One- to four- family residential loans	101	$7,599	0.3%	99	$6,077	0.3%	93	$5,970	0.2%
Consumer loans	379	2,836	0.2%	437	2,676	0.2%	276	2,833	0.2%
Multifamily and commercial RE loans	54	8,432	0.8%	41	4,984	0.6%	26	3,846	0.6%
Commercial business loans	45	3,801	1.1%	34	2,550	0.8%	16	501	0.2%

Total loans past due 60 days to 89 days	579	$22,668	0.4%	611	$16,287	0.3%	411	$13,150	0.3%

Loans past due 90 days or more:
One- to four- family residential loans	223	$20,435	0.8%	193	$12,542	0.5%	188	$10,334	0.4%
Consumer loans	687	9,756	0.7%	744	7,582	0.6%	586	4,578	0.4%
Multifamily and commercial RE loans	155	43,828	4.1%	105	24,323	2.9%	75	18,982	2.7%
Commercial business loans	114	25,184	7.1%	84	5,163	1.6%	45	6,631	3.1%

Total loans past due 90 days or more	1,179	$99,203	1.9%	1,126	$49,610	1.0%	894	$40,525	0.9%

*	- Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.

Northwest Bancorp, Inc. and Subsidiaries
Analysis of loan portfolio by geographic location as of December 31, 2008:
(Dollars in thousands)
Loans outstanding:

	Mortgage	(1)	Consumer	(2)	Commercial	(3)	Total	(4)

Pennsylvania	$2,078,312	84.3%	1,149,447	88.2%	899,596	63.0%	4,127,355	79.4%
New York	134,119	5.4%	71,012	5.4%	267,439	18.8%	472,570	9.1%
Ohio	23,714	1.0%	12,621	1.0%	5,417	0.4%	41,752	0.8%
Maryland	166,011	6.7%	31,331	2.4%	181,292	12.7%	378,634	7.3%
Florida	34,839	1.4%	9,730	0.7%	55,533	3.9%	100,102	1.9%
Other	29,249	1.2%	29,337	2.3%	17,822	1.2%	76,408	1.5%

Total	$2,466,244	100.0%	1,303,478	100.0%	1,427,099	100.0%	5,196,821	100.0%

(1)	- Percentage of total mortgage loans

(2)	- Percentage of total consumer loans

(3)	- Percentage of total commercial loans

(4)	- Percentage of total loans
Loans 90 or more past due:

	Mortgage	(5)	Consumer	(6)	Commercial	(7)	Total	(8)

Pennsylvania	$11,560	0.6%	7,626	0.7%	34,572	3.8%	53,758	1.3%
New York	529	0.4%	469	0.7%	1,459	0.5%	2,457	0.5%
Ohio	108	0.5%	41	0.3%	127	2.3%	276	0.7%
Maryland	508	0.3%	512	1.6%	10,525	5.8%	11,545	3.0%
Florida	4,387	12.6%	757	7.8%	14,942	26.9%	20,086	20.1%
Other	3,343	11.4%	351	1.2%	7,387	41.4%	11,081	14.5%

Total	$20,435	0.8%	9,756	0.7%	69,012	4.8%	99,203	1.9%

(5)	- Percentage of mortgage loans in that geographic area

(6)	- Percentage of consumer loans in that geographic area

(7)	- Percentage of commercial loans in that geographic area

(8)	- Percentage of total loans in that geographic area

Northwest Bancorp, Inc. and Subsidiaries
Supplementary data
(Dollars in thousands)

		Gross	Gross
		unrealized	unrealized
	Amortized	holding	holding	Market
	cost	gains	losses	value

Marketable securities available-for-sale as of December 31, 2008:
Debt issued by the U.S. government and agencies:
Due in one year or less	$91	—	(3)	88
Debt issued by government sponsored enterprises:
Due in one year or less	2,985	50	—	3,035
Due in one year — five years	2,962	208	—	3,170
Due in five years — ten years	30,352	2,066	—	32,418
Due after ten years	61,494	8,712	(9)	70,197
Equity securities	954	160	—	1,114
Municipal securities:
Due in one year — five years	460	1	—	461
Due in five years — ten years	43,160	822	(86)	43,896
Due after ten years	224,996	2,707	(4,512)	223,191
Corporate trust preferred securities:
Due after ten years	25,165	214	(9,418)	15,961
Mortgage-backed securities:
Fixed rate pass-through	186,659	6,447	(7)	193,099
Variable rate pass-through	276,121	3,136	(2,074)	277,183
Fixed rate CMO	60,119	445	(3,084)	57,480
Variable rate CMO	228,917	48	(11,088)	217,877

Total mortgage-backed securities	751,816	10,076	(16,253)	745,639

Total marketable securities available-for-sale	$1,144,435	25,016	(30,281)	1,139,170

Issuers of mortgage-backed securities as of December 31, 2008:
Fannie Mae	$286,596	4,483	(2,997)	288,082
Ginnie Mae	99,288	1,178	(1,112)	99,354
Freddie Mac	322,374	4,415	(6,492)	320,297
Non-agency	43,558	—	(5,652)	37,906

Total	$751,816	10,076	(16,253)	745,639

Average Balance Sheet
(Dollars in Thousands)
The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Three months ended December 31,
	2008			2007
			Avg.			Avg.
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
ASSETS:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,161,835	83,554	6.42%	4,833,537	83,147	6.82%
Mortgage-backed securities (c)	761,155	8,830	4.64%	549,050	6,993	5.09%
Investment securities (c) (d) (e)	421,417	6,452	6.12%	732,265	10,764	5.88%
FHLB stock	60,969	314	2.06%	32,697	494	6.04%
Other interest-earning deposits	18,846	42	0.87%	66,123	729	4.31%

Total interest-earning assets	6,424,222	99,192	6.13%	6,213,672	102,127	6.53%
Noninterest earning assets (f)	496,051			473,056

TOTAL ASSETS	$6,920,273			6,686,728

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Interest-bearing liabilities:
Savings accounts	$779,238	2,272	1.16%	755,354	2,297	1.21%
Interest-bearing demand accounts	722,807	1,305	0.72%	712,967	2,532	1.41%
Money market accounts	708,655	2,976	1.67%	663,556	6,128	3.66%
Certificate accounts	2,452,075	20,706	3.35%	3,058,449	35,413	4.59%
Borrowed funds (g)	1,009,931	9,013	3.54%	357,502	3,988	4.43%
Junior subordinated debentures	108,260	1,392	5.03%	108,325	1,874	6.77%

Total interest-bearing liabilities	5,780,966	37,664	2.58%	5,656,153	52,232	3.66%

Noninterest bearing liabilities	518,031			426,361

Total liabilities	6,298,997			6,082,514

Shareholders’ equity	621,276			604,214

TOTAL LIABILITIES AND EQUITY	$6,920,273			6,686,728

Net interest income/ Interest rate spread		61,528	3.55%		49,895	2.87%

Net interest-earning assets/ Net interest margin	$643,256		3.83%	557,519		3.21%

Ratio of interest-earning assets to interest-bearing liabilities	1.11X			1.10X

(a)	Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b)	Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c)	Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d)	Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e)	Average balances include Fannie Mae and Freddie Mac stock.

(f)	Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(g)	Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.

Average Balance Sheet
(Dollars in Thousands)
The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Year ended December 31,
	2008			2007
			Avg.			Avg.
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
ASSETS:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,016,694	328,687	6.50%	4,660,693	317,321	6.78%
Mortgage-backed securities (c)	732,281	34,694	4.74%	584,053	29,385	5.03%
Investment securities (c) (d) (e)	478,933	29,250	6.11%	820,337	47,990	5.85%
FHLB stock	48,167	1,428	2.96%	33,348	2,017	6.05%
Other interest-earning deposits	104,895	2,756	2.59%	150,665	7,867	5.15%

Total interest-earning assets	6,380,970	396,815	6.18%	6,249,096	404,580	6.45%

Noninterest earning assets (f)	488,579			453,922

TOTAL ASSETS	$6,869,549			6,703,018

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Interest-bearing liabilities:
Savings accounts	$778,341	9,159	1.18%	793,172	10,909	1.38%
Interest-bearing demand accounts	732,097	6,434	0.88%	698,585	11,038	1.58%
Money market accounts	720,713	14,726	2.04%	637,983	23,551	3.69%
Certificate accounts	2,716,815	106,742	3.93%	3,076,693	141,042	4.58%
Borrowed funds (g)	718,657	26,893	3.74%	381,262	17,225	4.52%
Junior subordinated debentures	108,287	5,339	4.86%	105,850	7,250	6.76%

Total interest-bearing liabilities	5,774,910	169,293	2.93%	5,693,545	211,015	3.71%

Noninterest bearing liabilities	473,410			409,096

Total liabilities	6,248,320			6,102,641

Shareholders’ equity	621,229			600,377

TOTAL LIABILITIES AND EQUITY	$6,869,549			6,703,018

Net interest income/ Interest rate spread		227,522	3.25%		193,565	2.74%

Net interest-earning assets/ Net interest margin	$606,060		3.57%	555,551		3.10%

Ratio of interest-earning assets to interest-bearing liabilities	1.10X			1.10X

(a)	Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b)	Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c)	Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d)	Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e)	Average balances include Fannie Mae and Freddie Mac stock.

(f)	Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(g)	Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.